Exhibit (j)(v)

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment is made on December 18, 2024, to the Global Custody Agreement dated June 22, 2020, as amended from time to time (the “Agreement”), between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and each of the investment companies listed on Annex B to the Agreement, on behalf of itself and of each series or portfolio listed under its name on Annex B, as applicable, severally and not jointly (each, a “Fund”).

WHEREAS, the Funds and J.P. Morgan entered into the Agreement pursuant to which J.P. Morgan was appointed to provide certain custody services to each Fund; and

WHEREAS, the following entities request that J.P. Morgan provide certain custody services to them under the terms and conditions set forth in the Agreement:

NYLI VP MFS Investors Trust Portfolio;

NYLI VP MFS Research Portfolio;

NYLI VP Newton Technology Growth Portfolio

(the “New Funds”)

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby acknowledge and agree as follows:

1.	Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2.	Joinder. The New Funds hereby agree to be subject to and be bound by the terms and conditions of the Agreement.

3.	Amendment. The Agreement shall be amended as follows:

Annex B of the Agreement is hereby deleted in its entirety and replaced with Annex B attached hereto.

4.

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

5.

This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York’s principles regarding conflict of laws.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the date first written above.

New York Life Investments Funds (on behalf of each of its relevant Funds as set forth in Annex B hereto)		JPMORGAN CHASE BANK, N.A.

By:	/s/ Kirk C. Lehneis	By:	/s/ Matthew Leisman
Name:	Kirk C. Lehneis	Name:	Matthew Leisman
Title:	President	Title:	Executive Director
Date:	December 9, 2024	Date:	December 17, 2024

New York Life Investments Funds Trust (on behalf of each of its relevant Funds as set forth in Annex B hereto)		NYLI MacKay DefinedTerm Muni Opportunities Fund

By:	/s/ Kirk C. Lehneis	By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis	Name:	Kirk C. Lehneis
Title:	President	Title:	President
Date:	December 9, 2024	Date:	December 9, 2024

New York Life Investments VP Funds Trust (on behalf of each of its relevant Funds as set forth in Annex B hereto)		NYLI CBRE Global Infrastructure Megatrends Term Fund

By:	/s/ Kirk C. Lehneis	By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis	Name:	Kirk C. Lehneis
Title:	President	Title:	President
Date:	December 9, 2024	Date:	December 9, 2024

NYLI MacKay Muni Income Opportunities Fund

By:	/s/ Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President
Date:	December 9, 2024

Global Custody Agreement

Annex B

(List of Customers/Funds)

New York Life Investments Funds
NYLI Candriam Emerging Markets Debt Fund
NYLI Income Builder Fund
NYLI WMC Enduring Capital Fund
NYLI MacKay Convertible Fund
NYLI MacKay High Yield Corporate Bond Fund
NYLI MacKay U.S. Infrastructure Bond Fund
NYLI MacKay Tax Free Bond Fund
NYLI MacKay Strategic Bond Fund
NYLI WMC Value Fund
NYLI Money Market Fund
NYLI Winslow Large Cap Growth Fund

New York Life Investments Funds Trust
NYLI Balanced Fund
NYLI Candriam Emerging Markets Equity Fund
NYLI CBRE Global Infrastructure Fund
NYLI CBRE Real Estate Fund
NYLI Conservative Allocation Fund
NYLI Conservative ETF Allocation Fund
NYLI Cushing® MLP Premier Fund
NYLI Epoch Capital Growth Fund
NYLI Epoch Global Equity Yield Fund
NYLI Epoch International Choice Fund
NYLI Epoch U.S. Equity Yield Fund
NYLI Equity Allocation Fund
NYLI Equity ETF Allocation Fund
NYLI Fiera SMID Growth Fund
NYLI Floating Rate Fund
NYLI Growth Allocation Fund
NYLI Growth ETF Allocation Fund
NYLI MacKay Arizona Muni Fund
NYLI MacKay California Muni Fund
NYLI MacKay Colorado Muni Fund
NYLI MacKay High Yield Muni Bond Fund
NYLI MacKay New York Muni Fund
NYLI MacKay Oregon Muni Fund
NYLI MacKay Short Duration High Income Fund
NYLI MacKay Short Term Muni Fund
NYLI MacKay Strategic Muni Allocation Fund
NYLI MacKay Total Return Bond Fund
NYLI MacKay Utah Muni Fund
NYLI Moderate Allocation Fund

NYLI Moderate ETF Allocation Fund
NYLI PineStone Global Equity Fund
NYLI PineStone International Equity Fund
NYLI PineStone U.S. Equity Fund
NYLI S&P 500 Index Fund
NYLI Short Term Bond Fund
NYLI U.S. Government Liquidity Fund
NYLI WMC Growth Fund
NYLI WMC International Research Equity Fund
NYLI WMC Small Companies Fund

New York Life Investments VP Funds Trust
NYLI VP American Century Sustainable Equity Portfolio
NYLI VP Balanced Portfolio
NYLI VP Bond Portfolio
NYLI VP Candriam Emerging Markets Equity Portfolio
NYLI VP CBRE Global Infrastructure Portfolio
NYLI VP Conservative Allocation Portfolio
NYLI VP Dimensional U.S. Equity Portfolio
NYLI VP Epoch U.S. Equity Yield Portfolio
NYLI VP Equity Allocation Portfolio
NYLI VP Fidelity Institutional AM® Utilities Portfolio
NYLI VP Floating Rate Portfolio
NYLI VP Growth Allocation Portfolio
NYLI VP Hedge Multi-Strategy Portfolio
NYLI VP Income Builder Portfolio
NYLI VP Indexed Bond Portfolio
NYLI VP Janus Henderson Balanced Portfolio
NYLI VP MacKay Convertible Portfolio
NYLI VP MacKay High Yield Corporate Bond Portfolio
NYLI VP MacKay Strategic Bond Portfolio
NYLI VP MacKay U.S. Infrastructure Bond Portfolio
NYLI VP Moderate Allocation Portfolio
NYLI VP Natural Resources Portfolio
NYLI VP PIMCO Real Return Portfolio
NYLI VP PineStone International Equity Portfolio
NYLI VP S&P 500 Index Portfolio
NYLI VP Schroder Mid Cap Portfolio
NYLI VP Small Cap Growth Portfolio
NYLI VP U.S. Government Money Market Portfolio
NYLI VP Wellington Growth Portfolio
NYLI VP Wellington Small Cap Portfolio
NYLI VP Winslow Large Cap Growth Portfolio
NYLI VP MFS Investors Trust Portfolio
NYLI VP MFS Research Portfolio
NYLI VP Newton Technology Growth Portfolio

NYLI MacKay DefinedTerm Muni Opportunities Fund

NYLI CBRE Global Infrastructure Megatrends Term Fund

NYLI MacKay Muni Income Opportunities Fund